Exhibit 99.3

Medicine Man Technologies, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 and the unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2021 and for the year ended December 31, 2020 combine the financial statements of Medicine Man Technologies, Inc. (“Medicine Man”) and RGA giving effect to the transaction described in the Agreements, as if they had occurred on January 1, 2020 in respect of the unaudited pro forma condensed combined statements of operations and on September 30, 2021 in respect of the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	Medicine Man’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2020, as contained in the Form 10-K filed on March 31, 2021 with the United States Securities and Exchange Commission (the “SEC”).

•	Medicine Man’s unaudited condensed consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2021, as contained in its Quarterly Report on Form 10-Q filed on November 15, 2021 with the SEC.

•	RGA’s audited financial statements as of and for the year ended December 31, 2020, contained elsewhere herein.

•	RGA’s unaudited condensed financial statements as of September 30, 2021 and for the nine months ended September 30, 2021, contained elsewhere herein.

•	the other information contained in or incorporated by reference into this filing.

The final purchase consideration and the allocation of the purchase consideration may materially differ from that reflected in the unaudited pro forma condensed combined financial information after final valuation procedures are performed and amounts are finalized following the completion of the acquisition.

The unaudited pro forma adjustments give effect to events that are directly attributable to the transaction and are based on available data and certain assumptions that management believes are factually supportable. In addition, with respect to the unaudited condensed combined statements of operations, the unaudited pro forma adjustments are expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma condensed combined financial information described above has been derived from the historical financial statements of Medicine Man and RGA and the related notes included elsewhere in this Form 8-K. The unaudited pro forma condensed combined financial information is based on Medicine Man’s accounting policies. Further review may identify additional differences between the accounting policies of Medicine Man and RGA. The unaudited pro forma adjustments and the pro forma condensed combined financial information do not reflect the impact of synergies or post-transaction management actions and are not necessarily indicative of the financial position or results of operations that may have actually occurred had the transaction taken place on the dates noted, or of Medicine Man’s future financial position or operating results.

1

Medicine Man Technologies, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2021

			Transaction
			Accounting		Pro Forma
	Medicine Man	RGA	Adjustments		Combined

ASSETS
Current assets:
Cash and cash equivalents	$21,168,816	$16,159,480	$(16,159,480)	(A)	$21,168,816
Accounts receivable, net of allowance for doubtful accounts	3,530,520	82,599	(82,599)	(A)	3,530,520
Inventory	10,678,381	883,172	–		11,561,553
Notes receivable – related party	–	9,744	(9,744)	(A)	–
Prepaid expenses and other current assets	2,579,035	39,912	(39,912)	(A)	2,579,035

Total current assets	37,956,752	17,174,907	(16,291,735)		38,839,924

Non-current assets:
Fixed assets, net	8,805,348	2,596,067	–		11,401,415
Goodwill	42,090,944	–	38,452,909	(C)	80,543,853
Intangible assets, Net	98,072,970	–	–		98,072,970
Investment	487,467	–	–		487,467
Note receivable - noncurrent, net	179,167	47,188	(47,188)	(A)	179,167
Accounts receivable – litigation	3,063,968	–	–		3,063,968
Operating lease right of use assets	3,626,617	–	–		3,626,617
Other assets	448,062	67,852	–		515,914

Total non-current assets	156,774,543	2,711,107	38,405,721		197,891,371

Total assets	$194,731,295	$19,886,014	$22,113,986		$236,731,295

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$953,467	$582,559	$(582,559)	(A)	$953,467
Accounts payable – related party	87,143	–	–		87,143
Accrued expenses	11,660,237	284,148	(284,148)	(A)	11,660,237
Seller note payable	–	–	17,000,000	(B)	17,000,000
Convertible note payable	–	–	25,000,000	(B)	25,000,000
Note payable- related party	134,498	–	–		134,498
Note payable		55,340	(55,340)	(A)	–
Deferred rent	–	67,366	(67,366)	(A)	–
Derivative liabilities	79,730	–	12,723,535	(B)	12,803,265
Income taxes payable	1,029,482	3,302,437	(3,302,437)	(A)	1,029,482

Total current liabilities	13,944,556	4,291,850	50,431,685		68,668,092

Noncurrent liabilities:
Long term debt	59,246,338	581,255	(581,255)	(A)	59,246,338
Lease liabilities	3,807,306	–	–		3,807,306

Total noncurrent liabilities	63,053,644	581,255	–		63,053,644

Total liabilities	76,998,200	4,873,105	50,431,685		132,302,990

Stockholders’ equity
Common stock $0.001 par value, 250,000,000 authorized, 45,139,297 shares issued and 44,400,853 shares outstanding at September 30, 2021, and 42,601,773 shares issued and 42,169,041 outstanding at December 31, 2020, respectively.	45,140	–	–		45,140
Preferred Stock $0.001 par value, 10,000,000 authorized, 82,838 shares issued and outstanding at September 30, 2021, and 10,000,000 shares authorized; 19,716 shares issued and outstanding at December 31, 2020.	87		–		87
Additional paid-in capital	165,393,733	–	(34,000,000)	(B)	131,393,733
Accumulated equity (deficit)	(46,188,829)	15,012,909	5,682,301	(A)	(25,493,619)
Common stock held in treasury, at cost, 517,044 shares held at September 30, 2021 and 432,732 shares held at December 31, 2020	(1,517,036)	–	–		(1,517,036)

Total stockholders' equity	117,733,095	15,012,909	(28,317,699)		104,428,305

Total liabilities and stockholders’ equity	$194,731,295	$19,886,014	$22,113,986		$236,731,295

2

Medicine Man Technologies, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2021

			Transaction
			Accounting		Pro Forma
	Medicine Man	RGA	Adjustments		Combined

Operating revenues:
Product sales, net	$54,083,880	$22,816,040	$–		$76,899,920
Product sales – related party, net	27,654,965	–	–		27,654,965
Other operating revenues	165,416	–	–		165,416

Total revenue	81,904,261	22,816,040	–		104,720,301

Cost of goods and services:
Cost of goods and services	44,692,765	4,309,472	–		49,002,237

Gross profit	37,211,496	18,506,568	–		55,718,064

Operating expenses:
Selling, general and administrative expenses	13,580,469	8,919,467	–		22,499,936
Professional services	4,466,696	–	–		4,466,696
Salaries, benefits and related expenses	8,505,733	–	–		8,505,733
Stock based compensation	3,865,588	–	–		3,865,588
Transaction costs			337,631.00		337,631
Depreciation	–	397,808	–		397,808

Total operating expenses	30,418,486	9,317,275	337,631		40,073,392

Income from operations (loss)	6,793,010	9,189,293	(337,631)		15,644,672

Other income (expense):
Interest expense	(4,526,746)	(3,391)	(212,500)	(D)	(4,742,637)
Interest expense			(2,408,250)	(E)	(2,408,250)
Amortization of debt discount	–	–	(827,030)	(F)	(827,030)
Gain (loss) on sale of assets	242,494	–	–		242,494
Unrealized gain (loss) on derivative liabilities	967,751	–	–		967,751
Unrealized gain (loss) on investments	210,685	–	–		210,685

Total other income (expense)	(3,105,816)	(3,391)	(3,447,780)		(6,556,987)

Income (loss) before income tax expense	3,687,194	9,185,902	(3,785,411)		9,087,685

Income tax benefit (expense)	(1,997,905)	(1,023,148)	–		(3,021,053)

Net income (loss)	$1,689,289	$8,162,754	$(3,785,411)		$6,066,632

Earnings (loss) per share attributable to common stockholders:
Basic earning (loss) per share	$0.04	–	–		$0.04
Diluted earning (loss) per share	$0.03	–	–		$0.03
Weighted average number of shares outstanding - basic	42,903,008	–	–		$42,903,008
Weighted average number of shares outstanding - diluted	56,688,640	–	–		$56,688,640

3

Medicine Man Technologies, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

			Transaction
			Accounting		Pro Forma
	Medicine Man	RGA	Adjustments		Combined

Operating revenues:
Product sales, net	$21,371,408	$21,871,582			$43,242,990
Product sales – related party, net	1,170,398	–	–		1,170,398
Consulting and licensing services	1,425,778	–	–		1,425,778
Other operating revenues	33,268	–	–		33,268

Total revenue	24,000,852	21,871,582	–		45,872,434

Cost of goods and services:
Cost of goods and services	17,226,486	5,167,096	–		22,393,582

Gross profit	6,774,366	16,704,486	–		23,478,852

Operating expenses:
Selling, general and administrative expenses	3,054,091	7,225,782	–		10,279,873
Professional services	5,390,186	–	–		5,390,186
Salaries, benefits and related expenses	5,973,482	–	–		5,973,482
Stock based compensation	5,815,808	400,000	–		6,215,808
Transaction costs			337,631		337,631
Depreciation	–	332,206	–		332,206

Total operating expenses	20,233,567	7,957,988	337,631		28,529,186

Income from operations (loss)	(13,459,201)	8,746,498	(337,631)		(5,050,334)

Other income (expense):
Gain on forfeiture of contingent consideration	1,462,636	–	–		1,462,636
Interest expense	(41,460)	(57,100)	(283,333)	(D)	(381,893)
Interest expense	–	–	(3,211,000)	(E)	(3,211,000)
Amortization of debt discount	–	–	(1,102,706)	(F)	(1,102,706)
Other income (expense)	32,621	–	–		32,621
Unrealized gain (loss) on derivative liabilities	1,263,264	–	–		1,263,264
Unrealized gain (loss) on investments	(129,992)	–	–		(129,992)

Total other income (expense)	2,587,069	(57,100)	(4,597,039)		(2,067,070)

Income (loss) before income tax expense	(10,872,132)	8,689,398	(4,934,670)		(7,117,404)

Income tax benefit (expense)	899,109	(3,269,618)	–		(2,370,509)

Net income (loss)	$(9,973,023)	$5,419,780	$(4,934,670)		$(9,487,913)

Earnings (loss) per share attributable to common stockholders:
Basic earning (loss) per share	$(0.47)	–	–		$(0.47)
Diluted earning (loss) per share	$(0.47)	–	–		$(0.47)
Weighted average number of shares outstanding - basic	41,217,026	–	–		$41,217,026
Weighted average number of shares outstanding - diluted	41,217,026	–	–		$41,217,026

4

Medicine Man Technologies, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information set forth herein is based upon the consolidated financial statements of Medicine Man Technologies, Inc. and MCG, LLC. The unaudited pro forma condensed combined financial information is presented as if the transaction had been completed on January 1, 2020 with respect to the unaudited pro forma condensed combined statements of operations for each of the nine months ended September 30, 2021 and for the year ended December 31, 2020 and on September 30, 2021 in respect of the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations had the transaction occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the completion of the transactions.

We have accounted for the acquisition in this unaudited pro forma condensed combined financial information using the acquisition method of accounting, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

Pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet are based on items that are factually supportable and directly attributable to the transaction. Pro forma adjustments reflected in the pro forma condensed combined statements of operations are based on items that are factually supportable, directly attributable to the transaction and expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from the transaction, including potential synergies that may be generated in future periods.

Note 2. Description of the Transaction

On February 10, 2022, Medicine Man Technologies, Inc. operating its business under the trade name Schwazze (the “Company”) consummated the Agreement with MCG. The aggregate purchase price is $29,000,000, which comprised of cash and stock in Medicine Man, Inc.

5

Note 3. Purchase Price Allocation

The fair value of the consideration transferred was valued as of the date of the acquisition as follows. The source of the cash that funded the purchase was debt taken out by Medicine Man prior to the acquisition.

MCG Purchase Consideration

Cash	$16,008,000
Stockholders’ Equity	12,992,000
Total Purchase Consideration	$29,000,000

The preliminary allocation for the consideration recorded for the acquisition is as follows if the acquisition had taken place as of September 30, 2021:

Current Assets	$1,045,482
Property and Equipment	1,062,549
Goodwill	26,699,969
Other Assets	192,000
Total	$29,000,000

The purchase price allocation is preliminary. The purchase price allocation will continue to be preliminary until a third-party valuation is finalized and the fair value and useful life of the assets acquired is determined. The amounts from the final valuation may significantly differ from the preliminary allocation.

Note 4. Pro Forma Adjustments

The following pro forma adjustments give effect to the transaction.

Unaudited Pro Forma Condensed Combined Balance Sheet – As of September 30, 2021

Note A	To remove MCG assets, liabilities, and equity not purchased pursuant to the asset purchase agreements.

Note B	To record purchase consideration and transaction financing. The purchase consideration included cash and a common stock in Medicine Man. The transaction financing consisted of convertible notes (which the Company determined included an embedded derivative). The convertible notes were allocated pro-rata to the transaction based on the amount of cash used to fund the transaction.

Note C	To record assets acquired and liabilities assumed from MCG at preliminary estimated fair value. The Company has not completed its purchase price allocation and the amounts noted are preliminary.

Unaudited Pro Forma Condensed Combined Statement of Operations – For The Nine Months Ended September 30, 2021

Note D	To record interest on convertible notes.

Note E	To record amortization of debt discount related to the derivative associated with the convertible note.

Unaudited Pro Forma Condensed Combined Statement of Operations – For The Year Ended December 31, 2020

Note D	To record interest on convertible notes.

Note E	To record amortization of debt discount related to the derivative associated with the convertible note.

6